Dean Heller
Secretary of State

FILED # C-21809-96

MAR 19 1999

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
101 N. CARSON ST., STE. 3
CARSON CITY, NEVADA 89701-4786

Telephone 702.687.5203
Fax 702.687.3471
Web site http://sos.state.nv.us
Filing Fee: 175.00

Certificate of Amendment to Articles of Incorporation
For Profit Nevada Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: Preferred Professional Enterprises, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

A. Change the name of the corporation to **InfoSpi.com, Inc.**

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100,000,000 .*

4. Signatures.

President or Vice President
(acknowledgement required)

Secretary or Asst. Secretary
(acknowledgement not required)

State of: Nevada
County of Clark
This instrument was acknowledged before me on
February 28, 1999, by
James E. Pitochelli (Name of Person)
as sole officer & director
as designated to sign this certificate
of Preferred Professional Enterprises Inc.,
(name on behalf of whom instrument was executed)

Notary Public Signature

RECEIVED
MAR 19 1999
SECRETARY OF STATE

Notary Public-State Of Nevada
County Of Clark
COLETTE THORNE
My Appointment Expires
April 9, 2000
No: 96-2230-1

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.